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                                                                    EXHIBIT 23.1

Consent of independent auditors

                  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2003, in the Registration Statement (Form S-4) and related prospectus of Telex
Communications, Inc. and Telex Communications International, Ltd. for the Registration of $125,000,000 11 1/2% Senior Secured Notes due 2008.

/s/

Ernst & Young, LLP
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Minneapolis, Minnesota
February 10, 2004